Exhibit 99.1
Contacts:
James Frates
Chief Financial Officer
Alkermes, Inc.
(617) 494-0171
Rebecca Peterson
Vice President, Corporate Communications
Alkermes, Inc.
(617) 583-6378
ALKERMES ANNOUNCES SECOND QUARTER FISCAL 2007 RESULTS
— Reports Profitable Quarter, with 31% Increase in Total Revenues Over Last Year, and
Updates Financial Expectations for Fiscal 2007 —
Cambridge, MA, November 2, 2006 — Alkermes, Inc. (Nasdaq: ALKS) today announced financial results for the second quarter of fiscal 2007. Financial highlights for the quarter ended September 30, 2006 include:
▪	Record revenues of $61.2 million driven by strong RISPERDAL® CONSTA® revenues. Sales of RISPERDAL CONSTA by Janssen-Cilag were $232 million.

▪	Net income on a GAAP basis of $3.7 million, or a basic and diluted earnings per share of $0.04.

▪	Strong balance sheet, with cash and total investments of $325.6 million.
Key operating results for the second quarter of fiscal 2007 include:
▪	Net income for the second quarter ended September 30, 2006 was $3.7 million or a basic and diluted earnings per share of $0.04, including $6.4 million in share-based compensation expense, as compared to a net income of $11.8 million or a basic earnings per share of $0.13 and diluted earnings per share of $0.12 for the same period in 2005. The net income for the second quarter ended September 30, 2005 included a $9.0 million milestone payment from Eli Lilly and Company (Lilly) in conjunction with the initiation of the Phase 3 clinical program for AIR® Insulin.

▪	Non-GAAP net income for the second quarter ended September 30, 2006 was $10.8 million or a basic earnings per share of $0.11 and diluted earnings per share of $0.10,

compared to a net income of $11.7 million or basic earnings per share of $0.13 and diluted earnings per share of $0.12 for the same period in 2005.
Alkermes is providing non-GAAP results as a complement to GAAP results. The non-GAAP net income excludes certain noncash or nonrecurring items, and Alkermes’ management believes these non-GAAP measures help to indicate underlying trends in the Company’s ongoing operations. The reconciliation between non-GAAP and GAAP earnings per share for the second quarters of fiscal 2007 and 2006 is provided in the following table:

			Net Decrease in	Reported
	Non-GAAP		Fair Value of	GAAP
	Diluted	Share-Based	Warrants and	Diluted
	Earnings per	Compensation	Derivative Loss	Earnings
	Share	Expense[1]	on Notes	per Share
Q2 FY 2007	$0.10	($0.06)	($0.01)	$0.04
Q2 FY 2006	$0.12	—	—	$0.12
Note: Amounts may not sum due to rounding.
“We are pleased to report another profitable quarter, driven by strong manufacturing and royalty revenues, which further enhances the financial foundation of the Company,” stated James Frates, chief financial officer of Alkermes. “We are continuing to see strong sales performance from RISPERDAL CONSTA, and we and our partner, Cephalon, are pleased to be launching VIVITROL, the first and only once-monthly, injectable medication for the treatment of alcohol dependence. We have also begun to leverage our expertise in central nervous system disorders to develop new, proprietary product candidates that may fill vital medical needs.”
Revenues
▪	Total revenues for the quarter ended September 30, 2006 were $61.2 million, compared to $46.7 million for the same period in 2005.

▪	Total manufacturing revenues for the quarter ended September 30, 2006 were $26.2 million, comprised of $21.0 million for RISPERDAL CONSTA and $5.2 million for VIVITROL®, compared to $13.6 million for the same period in 2005, all of which related to RISPERDAL CONSTA.

▪	Royalty revenues for the quarter ended September 30, 2006 were $5.8 million based on RISPERDAL CONSTA sales of $232 million, compared to $4.0 million based on RISPERDAL CONSTA sales of $161 million for the same period in 2005.

▪	Research and development (R&D) revenue under collaborative arrangements for the quarter ended September 30, 2006 was $17.6 million, compared to $16.7 million for the same period in 2005. The R&D revenue for the quarter ended September 30, 2005 included the receipt of a milestone payment of $9.0 million from Lilly.

▪	Net collaborative profit for the quarter ended September 30, 2006 was $11.6 million, compared to $12.4 million for the same period in 2005.
Costs and Expenses
▪	Cost of goods manufactured, on a non-GAAP basis, for the quarter ended September 30, 2006 was $10.9 million, of which $6.5 million related to RISPERDAL CONSTA and $4.4 million related to VIVITROL, compared to $4.4 million for the same period in 2005, all of which related to RISPERDAL CONSTA. On a GAAP basis, cost of goods manufactured for the quarter ended September 30, 2006 was $11.8 million, including share-based compensation expense of $0.9 million.

▪	Research and development (R&D) expenses, on a non-GAAP basis, for the quarter ended September 30, 2006 were $27.6 million, compared to $19.4 million for the same period in 2005. On a GAAP basis, R&D expenses for the quarter ended September 30, 2006 were $29.8 million, including share-based compensation expense of $2.2 million.

▪	Selling, general and administrative (SG&A) expenses, on a non-GAAP basis, for the quarter ended September 30, 2006 were $12.4 million, compared to $9.1 million for the same period in 2005. On a GAAP basis, SG&A expenses for the quarter ended September 30, 2006 were $15.7 million, including share-based compensation expense of $3.3 million.

▪	Interest income for the quarter ended September 30, 2006 was $4.7 million compared to $3.0 million for the same period in 2005. Interest expense was $4.0 million for the quarter ended September 30, 2006 compared to $5.2 million for the same period in 2005.
At September 30, 2006, Alkermes had cash and total investments of $325.6 million, compared to $373.7 million at June 30, 2006.

Recent Highlights
▪	Clinical development of ALKS 29: Alkermes initiated a Phase 1/2 clinical trial for an undisclosed oral compound, ALKS 29, a new product candidate for the treatment of alcohol dependence. The eight-week, randomized, double-blind, placebo-controlled study is designed to assess the efficacy and safety of ALKS 29 in approximately 150 alcohol dependent patients.

▪	Licensing agreement with Rensselaer Polytechnic Institute: Alkermes and Rensselaer Polytechnic Institute (RPI) announced a license agreement granting Alkermes exclusive rights to a family of novel opioid receptor compounds discovered at RPI. These compounds have the potential to treat a broad range of diseases and medical conditions, including addiction, pain and other central nervous system (CNS) disorders. Alkermes will screen this library of compounds and plans to pursue preclinical work on an undisclosed, lead oral compound that has already been identified.
Financial Expectations
The following outlines the Company’s financial expectations for the fiscal year ending March 31, 2007. Certain statements set forth below constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For information with respect to factors that could cause Alkermes’ actual results to differ materially from its expectations, please see the risk factors provided at the end of this press release and within reports filed by Alkermes with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, including the annual report on Form 10-K/A for the year ended March 31, 2006, which the Company filed in August 2006.
Alkermes today revised its financial expectations for fiscal year 2007. The non-GAAP financial expectations exclude the impact of share-based compensation expense related to the Company’s adoption of SFAS 123R.
•	Revenues: The Company is increasing its expectation for total revenues for fiscal 2007 to a range of $206 to $228 million, revised from an earlier expectation of $200 to $222 million.

The Company expects manufacturing revenues to remain in the range of $85 to $95 million. The Company expects manufacturing revenues for RISPERDAL CONSTA to remain in the range of $75 to $80 million and expects manufacturing revenues for VIVITROL to remain in the range of $10 to $15 million. While Alkermes does not record VIVITROL sales, the

Company expects sales of VIVITROL in fiscal 2007 to range from $5 to $10 million, revised following the launch of the product, from an earlier expectation of $35 to $45 million.

The Company is increasing its expectation for royalty revenues from RISPERDAL CONSTA to a range of $21 to $23 million, revised from our earlier expectation of $20 to $22 million.

The Company is increasing its expectation for research and development revenues to a range of $60 to $65 million, revised from an earlier expectation of $50 to $55 million, due to more time being spent on partnered programs and, pursuant to the amendment to the License and Collaboration agreement with Cephalon, Inc. (Cephalon), the future recognition of R&D revenue with respect to time spent by Alkermes employees building and validating the two manufacturing lines for VIVITROL for which Cephalon is now responsible.

The Company is adjusting its expectation for net collaborative profit to a range of $40 to $45 million, revised from an earlier expectation of $45 to $50 million primarily due to the amendment to its License and Collaboration agreement with Cephalon, under which the time spent by Alkermes employees building and validating the two manufacturing lines for VIVITROL will be reimbursed directly by Cephalon and recognized as R&D revenue, rather than being charged into the collaboration by Alkermes.

•	Cost of Goods Manufactured: The Company expects cost of goods manufactured to remain in the range of $35 to $44 million. The Company’s expectation for cost of goods manufactured related to RISPERDAL CONSTA remains in the range of $27 to $32 million, and the Company’s expectation for cost of goods manufactured related to VIVITROL remains in the range of $8 to $12 million.

•	Research and Development Expenses: The Company expects R&D expenses to remain in the range of $105 to $110 million.

•	Selling, General and Administrative Expenses: The Company expects SG&A expenses to range from $40 to $45 million, revised from an earlier expectation of $45 to $50 million, based on SG&A spending in the first half of our fiscal year.

•	Operating Income: The Company is increasing its expectation for operating income to a range of $25 to $30 million, revised from an earlier expectation of $15 to $20 million.

•	Net Interest Income/Expense: The Company expects net interest income/expense to range from a net interest income of $0 to $5 million, revised from an earlier expectation of a net interest expense of $5 to $10 million, due to higher interest rates and higher average cash and investment balances than originally anticipated.

•	Income Taxes: The Company anticipates income tax expense to range from $1 to $2 million. The tax expense relates to the U.S. alternative minimum tax (AMT). Utilization of tax loss carryforwards is limited against the U.S. AMT, resulting in the aforementioned federal tax obligation in fiscal 2007.

•	Net Income (non-GAAP): The Company is increasing its expectation for non-GAAP net income to a range of $25 to $30 million, or a basic earnings per share of approximately $0.25 to $0.30, revised from an earlier expectation of $5 to $10 million, or a basic earnings per share of approximately $0.05 to $0.10. The basic non-GAAP net income per share calculation is based on an estimated 100 million shares of the Company’s common stock outstanding on a weighted average basis for fiscal 2007. The non-GAAP net income expectation does not include the impact of the adoption of SFAS 123R relative to share-based compensation expense.

•	SFAS 123R: Based on the Company’s expectation with respect to stock grants and the estimates used to value such grants, the Company expects the impact of SFAS 123R expense for fiscal 2007 to be in the range of $25 to $30 million, or $0.25 to $0.30 basic earnings per share, revised from an earlier expectation of $30 to $35 million, or $0.30 to $0.35 basic earnings per share. The Company expects to recognize these expenses within cost of goods manufactured, research and development expenses and selling, general and administrative expenses in the approximate ratio of 15%, 30% and 55%, respectively.

Conference Call
Alkermes will host a conference call at 4:15 p.m. EST on Thursday, November 2, 2006 to discuss these financial results and provide an update on the Company. The conference call may be accessed by dialing 1-866-244-4526 for domestic callers and 1-703-639-1172 for international callers. The conference call ID number is 983200. In addition, a replay of the conference call will be available from 7:30 p.m. EST on Thursday, November 2, 2006 through 5:00 p.m. EST on Tuesday, November 7, 2006, and may be accessed by visiting Alkermes’ website or by dialing 1-888-266-2081 for domestic callers and 1-703-925-2533 for international callers. The replay access code is 983200. Alkermes is also providing a podcast MP3 file available for download on the Alkermes website, which will be available shortly following the conference call and will be available until Thursday, November 9, 2006.
About Alkermes
Alkermes, Inc. is a biotechnology company that develops products based on sophisticated drug delivery technologies to enhance therapeutic outcomes in major diseases. The Company has two commercial products. RISPERDAL® CONSTA® [(risperidone) long-acting injection], the first and only long-acting atypical antipsychotic medication approved for use in schizophrenia, is marketed worldwide by Janssen-Cilag (Janssen), a wholly owned division of Johnson & Johnson. VIVITROL® (naltrexone for extended-release injectable suspension) is the first and only once-monthly injectable medication approved for the treatment of alcohol dependence and is marketed in the United States primarily by Cephalon, Inc. The Company has a pipeline of extended-release injectable products and pulmonary products based on its proprietary technology and expertise. Alkermes’ product development strategy is twofold: the Company partners its proprietary technology systems and drug delivery expertise with several of the world’s finest pharmaceutical companies; and it also develops novel, proprietary drug candidates for its own account. The Company’s headquarters are in Cambridge, Massachusetts, and it operates research and manufacturing facilities in Massachusetts and Ohio.
Certain statements set forth above may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to: statements concerning future business and operating results and profitability; the therapeutic value of the Company’s product candidates to patients; plans for clinical trials; expectations concerning the commercialization of RISPERDAL CONSTA and VIVITROL; the successful supply of RISPERDAL CONSTA and VIVITROL; and the successful continuation of development activities for proprietary and partnered programs. Although the Company believes that such statements are based on reasonable assumptions within the bounds of its knowledge of its business and operations, the forward-looking statements are neither promises nor guarantees and the Company’s business is subject to significant risk and uncertainties and there can be no assurance that its actual results will not differ materially from its expectations. These risks and uncertainties include, among others: whether the Company will achieve the financial expectations provided; whether sales of VIVITROL will meet forecasted estimates; whether the Company can continue to successfully manufacture RISPERDAL CONSTA and VIVITROL at a commercial scale or economically or in sufficient quantities to supply the market; whether RISPERDAL CONSTA will continue to be commercialized successfully by its partner Janssen and whether VIVITROL will be commercialized successfully by Alkermes and its partner, Cephalon; whether the Company is able to successfully and efficiently scale up and manufacture its product candidates; whether advancement of the Company’s partnered product candidates will be delayed due to actions or decisions by its partners with regard to development and regulatory strategy, timing and funding which are out of its control, and the outcome of clinical and preclinical work the Company is pursuing, both on its own and with partners; decisions by the FDA or foreign regulatory authorities regarding the Company’s product candidates; potential changes in cost, scope and duration of clinical trials; whether third party payors will cover or reimburse VIVITROL; and whether RISPERDAL CONSTA, VIVITROL and the Company’s product candidates, in commercial use, have unintended side effects, adverse reactions or incidents of misuse that could cause the FDA or other health authorities to require post approval studies or require removal of its products from the market. For further information with respect to factors that could cause the Company’s actual results to differ materially from expectations, reference is made to the reports the Company filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The forward-looking statements made in this release are made only as of the date hereof and the Company disclaims any intention or responsibility for updating predictions or financial expectations contained in this release.
AIR® is a registered trademark of Alkermes, Inc.; VIVITROL® is a registered trademark of Cephalon, Inc.; RISPERDAL® CONSTA® is a registered trademark of Johnson & Johnson Corporation.

[1]	Alkermes, Inc. adopted SFAS 123R based on the modified prospective transition method beginning April 1, 2006. Based on the Company’s non-GAAP disclosure under SFAS 148 (Accounting for Stock-Based Compensation—Transition and Disclosure) for reporting periods prior to April 1, 2006 (as previously disclosed in the Company’s financial statement footnotes), non-GAAP share-based compensation expense in the second quarter of fiscal 2006 was $5.3 million, or $0.06 per basic and $0.05 per diluted share, and the resulting non-GAAP income per basic and diluted share was $0.07.

Net Collaborative Profit — VIVITROL® Collaboration

	Three Months
	Ended	Cumulative
	September 30,	Collaboration
(Unaudited, in thousands)	2006	To-Date
Milestone revenue recognized to offset expenses incurred on VIVITROL:
Alkermes, Inc. expenses incurred on behalf of the collaboration (1)	$10,117	$38,262
Cephalon, Inc. expenses incurred on behalf of the collaboration (1)	5,943	45,995
Alkermes, Inc. expenses incurred outside the collaboration (2)	102	19,793

	16,162	104,050

Milestone revenue recognized with respect to license (3)	1,392	2,583

Flow of funds to Cephalon, Inc. (4)	(5,943)	(45,995)

Net collaborative profit	$11,611	$60,638

Notes

(1)	Expenses incurred on behalf of the collaboration by Alkermes, Inc. (“Alkermes”) and net losses incurred on behalf of the collaboration by Cephalon, Inc. (“Cephalon”) contribute to the cumulative net product losses incurred on VIVITROL. Alkermes is responsible for the first $120 million of these cumulative net product losses. Through September 30, 2006, $84.3 million of cumulative net product losses have been incurred.

(2)	Alkermes is solely responsible for the successful approval of VIVITROL, and the successful completion of the first VIVITROL manufacturing line. These expenses do not contribute to the cumulative net product losses.

(3)	Milestone revenue related to the license commenced upon approval of VIVITROL, by the U.S. Food and Drug Administration, on April 13, 2006.

(4)	Alkermes is responsible for the first $120 million of cumulative net product losses during the period ending December 31, 2007, and consequently reimburses Cephalon for its net losses incurred on VIVITROL during this period.

(1) (2) (3)	Through September 30, 2006, Alkermes has recognized $107.4 million of milestone revenue out of the $270.0 million received from Cephalon. In addition to (1), (2) and (3) above, this recognition includes $0.8 million of milestone revenue related to a 10% mark-up on manufacturing revenue, which is reported by Alkermes within manufacturing revenues in the unaudited condensed consolidated statement of operations.

Alkermes, Inc. and Subsidiaries
Selected Financial Information (Unaudited)

	Three Months	Three Months
	Ended	Ended
Condensed Consolidated Statements of Operations	September 30,	September 30,
(In thousands, except per share data)	2006	2005

Revenues:
Manufacturing revenues	$26,122	$13,526
Royalty revenues	5,813	4,035
Research and development revenue under collaborative arrangements	17,624	16,733
Net collaborative profit	11,611	12,394

Total Revenues	61,170	46,688

Expenses:
Cost of goods manufactured	11,822	4,360
Research and development	29,817	19,370
Selling, general and administrative	15,677	9,109

Total Expenses	57,316	32,839

Operating Income	3,854	13,849

Other Income (Expense):
Interest income	4,734	3,019
Other (expense) income, net	(664)	599
Derivative loss related to convertible subordinated notes	—	(503)
Interest expense	(4,034)	(5,212)

Total Other Income (Expense)	36	(2,097)

Income Before Income Taxes	3,890	11,752

Income Taxes	(164)	—

Net Income	$3,726	$11,752

Earnings per Common Share (GAAP):
Basic	$0.04	$0.13

Diluted	$0.04	$0.12

Weighted Average Number of Common Shares Outstanding (GAAP and non-GAAP):
Basic	101,331	90,558

Diluted	105,543	96,599

Pro Forma Reconciliation:
Net Income — GAAP	$3,726	$11,752
Share-based compensation expense	6,371	—
Net decrease (increase) in the fair value of warrants	693	(560)
Derivative loss related to convertible subordinated notes	—	503

Net Income — non-GAAP	$10,790	$11,695

Earnings per Common Share (non-GAAP):
Basic	$0.11	$0.13

Diluted	$0.10	$0.12

Condensed Consolidated Balance Sheets	September 30,	March 31,
(In thousands)	2006	2006

Cash, cash equivalents and total investments	$325,641	$303,112
Receivables, prepaid expenses and other current assets	72,960	42,584
Inventory	14,514	7,341
Property, plant and equipment, net	121,859	112,917
Other assets	9,133	11,209

Total Assets	$544,107	$477,163

Unearned milestone revenue — current portion	$59,861	$83,338
Other current liabilities	36,644	42,322
Unearned milestone revenue — long-term portion	102,751	16,198
Non-recourse RISPERDAL CONSTA secured 7% notes	155,218	153,653
Other long-term debt	884	125,865
Other long-term liabilities	7,256	7,571
Redeemable convertible preferred stock	15,000	15,000
Total shareholders’ equity	166,493	33,216

Total Liabilities, Redeemable Convertible Preferred Stock and Shareholders’ Equity	$544,107	$477,163

This selected financial information should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K/A for the year ended March 31, 2006 and the Company’s report on Form 10-Q for the quarterly period ended September 30, 2006, to be filed by November 9, 2006.